UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 22, 2018

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 22, 2018, Summer Infant (USA), Inc. (“Summer USA”), a wholly-owned subsidiary of Summer Infant, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its lease with Faith Realty II, LLC (the “Landlord”) dated March 24, 2009 (as further amended on May 13, 2015, the “Lease”).  The Landlord is a company owned by Jason Macari, a former officer and director of the Company and a holder of more than five percent of the Company’s outstanding common stock.

In accordance with the existing Lease, Summer USA elected to extend the term of the Lease until March 31, 2021.  In connection with the extension, Summer USA and the Landlord agreed to certain modifications to the Lease as set forth in the Amendment.  Pursuant to the Amendment, (i) the annual rent for the extension term of the Lease was set at $468,000, (ii) Summer USA has no further option to extend the Lease past March 31, 2021, (iii) Summer USA no longer has an option to purchase the property subject to the Lease and (iv) the Landlord and Summer USA agreed to certain expenses, repairs and modifications to the property.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1	Second Amendment to Lease, dated January 22, 2018, by and between Faith Realty II, LLC and Summer Infant (USA), Inc.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Lease, dated January 22, 2018, by and between Faith Realty II, LLC and Summer Infant (USA), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: January 26, 2018	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer